Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 26, 2015, on our audits of the consolidated financial statements of Ameriana Bancorp as of and for the years ended December 31, 2014 and 2013, appearing in and incorporated by reference in this proxy statement and prospectus, which is part of this Registration Statement.

We also consent to the references to our firm under the caption “Experts” in such proxy statement and prospectus.

/S/ BKD, LLP

Indianapolis, Indiana

August 26, 2015